Exhibit 10.13

PROMISSORY NOTE

(“Note”)

$ 3,000

Springville, Utah

April 22, 2010

FOR VALUE RECEIVED, Millstream Ventures, Inc., a Nevada corporation (hereinafter referred to as "Borrower") promises to pay to Lorikeet, Inc., a Utah corporation with a mailing address of 374 East 400 South #3, Springville,  UT 84663 (hereinafter referred to as "Lender"), according to the terms set forth herein, in lawful money of the  United States of America.

1. Payments. The Note shall be payable at Springville, Utah, c/o Steven L. White, in accordance with the following terms:

Principal:

Three thousand dollars ($3,000.00).

Interest rate:

Eight percent (8%) interest calculated on a per annum basis.

Term:

The Note shall be paid in full including interest no later than April 22, 2013.

2. Events of Default. Borrower shall be in default of its obligations under this Note upon the happening of any of the following events:

A. Borrower makes an assignment for the benefit of creditors, or a petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors, is filed by Borrower; or

B. Borrower applies for or voluntarily permits the appointment of a receiver or trustee for any or all of its property or assets; or

C. Any of the actions or proceedings described in subparagraphs A and B above are commenced against Borrower and such action or proceeding is not vacated within sixty (60) days of its commencement; or

D. Borrower dissolves or liquidates; or

E. Borrower breaches any of the provisions of this Note; or

F. Any representations of Borrower in this Note are not true and correct when made; or

G. Breach of any covenant, warranty, liability or other obligation contained or referred to herein, or pertaining to the indebtedness evidenced hereby, whether now existing or hereafter arising.

3. Acceleration. Upon the occurrence of any event of default as set forth herein, which default remains uncured for five (5) days after notice of default is provided by Lender, the entire amount due hereunder shall, at the option of Lender, become immediately due and payable without notice, and, thereafter, such amounts shall bear interest at the rate of eighteen percent (18%) per annum, both before and after judgment.

4. Prepayment. Borrower may prepay the full unpaid balance due hereunder at any time without penalty.

5. Attorneys' Fees and Costs. If (i) this Note is referred to an attorney for collection or enforcement, or if this Note is collected upon or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note, or (iii) an attorney is retained to represent Lender in any other proceedings whatsoever in connection with this Note, Borrower agrees to pay to Lender all reasonable attorneys' fees, costs and expenses incurred in connection therewith, both before and after judgment.

6. Waiver of Remedies. Delay in exercising any of Lender's rights or options hereunder shall not constitute a waiver thereof, and waiver of any rights or options shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

7. Binding Effect. Borrower agrees that this Note shall be binding upon his, her or its successors and assigns.

8. Notice. Any notice to Borrower provided for in this Note shall be given by mailing such notice via certified return receipt U.S. mail addressed to Borrower at the address stated above or to the last known address of Borrower.

9. Severability. Should any one or more provisions of this Note be determined to be illegal or unenforceable, such provision or provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and all other provisions shall nevertheless be effective.

10. Governing Law. The validity, interpretation, effect and enforcement of this Note shall be governed by the laws of the State of Utah, except to the extent the laws of the United States of America may prevail, and Borrower hereby consents to the jurisdiction of the State and Federal courts of Utah to enforce this Note.

11. Time of the Essence. Time is of the essence of this Note.

12. Headings and Captions. The paragraph headings and captions appearing in this Note are for convenient reference only and in no respect define, limit or describe the scope of the intent of this Note or the provisions hereof.

13. Waivers. Borrower hereby waives protest, presentment, notice of dishonor, and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of any extension or extensions of time for the payment of principal and interest; and Borrower waives all and every kind of notice of such change or changes and agrees that the same may be made without notice or consent.

14. Borrower's Warranties. Borrower hereby warrants and represents to Lender as follows:

A. Borrower is duly organized and validly existing, and has all requisite power and authority to own its property and assets and to carry on its business; and

B. That the execution, delivery and performance of this Note has been duly authorized, and that this Note is a valid and legally binding obligation of Borrower legally enforceable against Borrower in accordance with its terms; and

C. That Borrower has obtained all necessary consents, authorizations, approvals and orders required in connection with the issuance of this Note.

15. Assignment. Borrower may not assign, delegate, or otherwise transfer any of its rights or obligations under this Note, whether by merger, consolidation, or other business combination, without the prior written consent of Lender. Borrower acknowledges and agrees that Lender may assign this Note in its sole and absolute discretion.

DATED as of the date first set forth above.

Borrower:

/s/ Steven L. White

President

Millstream Ventures, Inc.

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